Exhibit 99.19


         Ashland Distribution Company Non-GAAP Metric Information




ADC POCKET PROFIT                     Q1 2005       Q1 2004
-------------------------------    ----------     ---------

Operating Income                      24,253        13,083
Income Taxes                          (9,317)       (4,773)
                                   ----------     ---------
   Net Income                         14,936         8,310

Average Invested Capital             508,455       450,467
Cost of Capital (9.5%/4)               2.375%        2.375%
                                   ----------     ---------
   Cost of Capital $ (COC$)           12,076        10,699

Pocket Profit                          2,860        (2,389)
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.